Dror Ortho-Design, Inc. 8-K

Exhibit 16.1

October 20, 2023

Securities and Exchange Commission
100 F Street, N.W.

Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Dror Orthro-Design, Inc. (FKA:Novint Technologies, Inc.) relating to the event described under Item 4.01 of Form 8-K dated October 18, 2023 and we agree with such statements as they pertain to our firm.

Respectfully,

Sadler, Gibb & Associates, LLC
Draper, UT

S|G Phone: 801-783-2950 | Fax: 801-783-2960 | 344 West 13800 South, Suite 250, Draper, UT 84020 | sadlergibb.com